Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of SBA Communications Corporation (“SBA”) and AAT Communications Corp. (“AAT”), after giving effect to the purchase and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the AAT purchase on SBA. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from the (1) audited consolidated financial statements of SBA contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and (2) audited consolidated financial statements of AAT for the year ended December 31, 2005. The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with SBA treated as the acquirer and as if the purchase with AAT had been consummated on December 31, 2005 for purposes of preparing the unaudited condensed combined balance sheet as of December 31, 2005 and January 1, 2005 for purposes of preparing the unaudited condensed combined statements of operations for the year ended December 31, 2005.

As of the date of this Form 8-K, SBA has not performed the detailed valuation study necessary to arrive at the required estimates of the fair market value of the AAT’s assets to be acquired and the AAT liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform AAT ‘s accounting policies to SBA’s accounting policies. However, as indicated in note (a) to the unaudited pro forma condensed combined financial statements, SBA has made certain adjustments to the December 31, 2005 historical book values of the assets and liabilities of AAT to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. Any excess purchase price over the historical net assets of AAT, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once SBA has determined the final purchase price for AAT and has completed the valuation study necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for AAT. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBA would have been had the AAT purchase occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies or restructuring costs anticipated to result from the AAT purchase. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBA and AAT that have previously been filed with the Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2005

(In thousands)

	SBA	AAT	(a) Acquisition Adjustments		(b) Debt Issuance Adjustments		(c) Other Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$45,934	$6,490	$(11,000	)(a3)	$18,583	(b)			$60,007
Short term investments	19,777								19,777
Restricted cash	19,512								19,512
Accounts receivable, net of allowances	17,533	1,751							19,284
Costs and estimated earnings in excess of billings on uncompleted contracts	25,184								25,184
Prepaid and other current expenses	4,248	3,468							7,716

Total current assets	132,188	11,709	(11,000)		18,583				151,480
Property and equipment, net	728,333	253,186	33,814	(a4)					1,015,333
Intangible assets, net	31,491	123,771	572,629	(a5)					727,891
Goodwill			295,675	(a6)			$(230,448	)(c)	65,227
Deferred financing fees, net	19,931	6,344	(6,344	)(a7)	4,881	(b1)			24,812
Other assets	40,593	9,980	(6,702	)(a8)					43,871

Total assets	$952,536	$404,990	$878,072		$23,464		$(230,448)		$2,028,614

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$17,283	$1,178							$18,461
Accrued expenses	15,544	8,430	$(1,612	)(a9)					22,362
Deferred revenue	11,838	7,082							18,920
Interest payable	3,880				$(1,151	)(b2)			2,729
Long term debt, current portion		1,500	632,500	(a10)(a2)	466,000	(b)			1,100,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,391								1,391
Other current liabilities	2,207	430							2,637

Total current liabilities	52,143	18,620	630,888		464,849				1,166,500

Long term liabilities:
Long term debt	784,392	283,500	(283,500	)(a11)	(379,392	)(b3)			405,000
Deferred revenue	302								302
Other long-term liabilities	34,268	20,338	(9,938	)(a12)					44,668
Deferred income taxes			230,448	(a13)			$(230,448	)(c)	—

Total long term liabilities	818,962	303,838	(62,990)		(379,392)		(230,448)		449,970

Commitments and contingencies
Shareholders’ equity (deficit):
Common stock	856	56	115	(a1)(a14)					1,027
Additional paid-in capital	990,181	143,972	248,563	(a1)(a14)					1,382,716
Accumulated deficit	(924,066)	(62,760)	62,760	(a14)	(61,993	)(b4)			(986,059)
Accumulated other comprehensive income	14,460	1,264	(1,264	)(a14)					14,460

Total shareholders’ equity (deficit)	81,431	82,532	310,174		(61,993)				412,144

Total liabilities and shareholders’ equity (deficit)	$952,536	$404,990	$878,072		$23,464		$(230,448)		$2,028,614

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a)	The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $1.03 billion. This amount was derived from the estimated number of shares of SBA Class A common stock to be issued of approximately 17.1 million, based on the average closing price of SBA’s Class A common stock for the two days prior to, including and two days subsequent to the signing of the purchase agreement and the public announcement of the agreement. Included in the purchase price is a $75 million stock escrow amount which will be used for purchase price adjustments and indemnification claims to the seller for up to 12 months subsequent to the Closing Date. The preliminary consideration is as follows:

		Common Shares (stated value $.01 share)	Capital in Excess of Par Value	Total
(a1)	Issuance of SBA Class A common stock to AAT stockholders (17.1 million shares at $23.02)	$171	$392,535	$392,706
(a2)	Issuance of debt to finance transaction			634,000
(a3)	Estimated SBA transaction costs			11,000

	Total consideration			$1,037,706

SBA has not completed an assessment of the fair value of assets and liabilities of AAT and the related business integration plans. The table below represents a preliminary allocation of the total consideration to SBA’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair values as of the date of the closing.

(a4)	Adjustment to the fair value property and equipment	$33,814
(a5)	Adjustment to the fair value of intangible assets related to customer contracts and network/location	572,629
(a6)	Residual goodwill created from the stock purchase	295,675
(a7)	Elimination of AAT’s historical net deferred financing costs	(6,344)
(a8)	Elimination of AAT’s historical deferred rent asset	(6,702)
(a9)	Elimination of accrued interest for AAT’s debt to be retired	1,612
(a10)	Elimination of AAT’s current debt to be retired	1,500
(a11)	Elimination of AAT’s long-term debt to be retired	283,500
(a12)	Elimination of AAT’s historical deferred rent liability	9,938
(a13)	Adjustment to deferred tax asset (liability) for net impact of purchase accounting adjustments	(230,448)
(a14)	Elimination of AAT’s historical net book value:
	Common Stock	56
	Additional Paid In Capital	143,972
	Accumulated Deficit	(62,760)
	Accumulated Other Comprehensive Income	1,264

	Total consideration allocated	$1,037,706

Upon completion of the fair value assessment after the closing date, SBA anticipates that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

For purposes of the preliminary allocation, SBA has estimated a fair value for AAT’s intangible asset related to customer contracts, customer relationships and network/location based on the net present value of the projected income stream of those intangible assets. The fair value adjustment is being amortized over an estimated useful life of fifteen-years. A 10% change in the allocation between these intangible assets and goodwill, would result in a change in annual amortization expense, with a corresponding change in pro forma net income (loss) of approximately $2.9 million after-tax or $0.03 per share.

Deferred income tax impacts as a result of purchase accounting adjustments are estimated at the SBA statutory rate for periods presented, which represents our best estimate of SBA statutory income tax rates for all tax jurisdictions.

(b)	The pro forma condensed combined balance sheet has been adjusted to reflect the issuance of a $1.1 billion nine month bridge loan to assist in the funding of this transaction and the retirement of certain high yield debt instruments. The bridge loan has a variable interest rate of Libor plus 2.00% until its original maturity date of September 12, 2006 and Libor plus 2.75% if the maturity is extended from September 13, 2006 through January 27, 2007. In connection with the bridge loan financing, SBA expects to incur approximately $12 million dollars in financing fees which will be amortized over the life of the loan, including the extension period. SBA currently intends to fully refinance the bridge loan at the end of the term. SBA has not presented the effects of this refinancing as if the AAT transaction had been financed directly into a permanent financing structure since this refinancing structure is not committed or finalized. The use of the proceeds from SBA’s bridge loan are summarized below:

Cash portion of acquisition purchase price	$634,000
Retirement of 8.5% Notes	162,500
Retirement of 9.75% Discount Notes	216,892
Retirement Premiums & Fees	54,874
Bridge Loan financing Costs	12,000
Retirement of book accrued interest	1,151
Net Cash Retained	18,583

$1,100,000

We expect to use $5.8 million in retained cash for the payment of the outstanding accrued interest associated with the retired 8.5% Notes. We currently estimate this retirement date to be April 27, 2006 with an April 28, 2006 settlement date.

(b1)	Elimination of net deferred financing relating to retired debt instruments.	$(7,119)
	Bridge loan deferred financing costs.	12,000

		$4,881

(b2)	Elimination of accrued interest for retired debt instruments.	$1,151

(b3)	Book value of retired debt. See Note d11 for detail.	$379,392

(b4)	Loss on retirement of high yield debt instruments. See note d11.	$61,993

(c)	As of December 31, 2005 the net operating loss (NOL) component of SBA and AAT’s deferred tax assets were $246 and $26 million respectively, and were fully offset by valuation allowances due to the uncertainty regarding the realization of such deferred tax assets. We have performed a preliminary analysis of our historical and the acquired tax attributes as a combined entity of our net deferred (NOL) tax assets and expect to realize the tax benefit of the deferred tax liability established for the net impact of purchase accounting adjustments. We have therefore reduced our valuation allowance against this deferred tax asset with the offset to the goodwill created as a result of this acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2005

(In thousands, except per share data)

	SBA	AAT	(d) Pro Forma Adjustments		Pro Forma Combined
Revenues:
Site leasing	$161,277	$83,427	$(977	)(d1)	$243,727
Site development	98,714				98,714

Total revenues	259,991	83,427	(977)		342,441

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	47,259	28,610	(1,330	)(d2)	74,539
Cost of site development	92,693				92,693
Selling, general and administrative	28,178	25,028	(11,698	)(d3)	41,508
Restructuring and other charges	50				50
Asset impairment charges	398	9,912	(9,912	)(d4)	398
Depreciation, accretion and amortization	87,218	31,407	35,018	(d5)	153,643

Total operating expenses	255,796	94,957	12,078		362,831

Operating income (loss) from continuing operations	4,195	(11,530)	(13,055)		(20,390)

Other income (expense):
Interest income	2,096	635			2,731
Interest expense	(40,511)	(15,059)	(51,576	)(d6)	(107,146)
Non-cash interest expense	(26,234)		20,571	(d7)	(5,663)
Amortization of deferred financing fees	(2,850)	(1,015)	1,890	(d8)	(1,975)
Loss from write-off of deferred financing fees and extinguishment of debt	(29,271)	(5,479)			(34,750)
Other	31	(327)			(296)

Total other expense	(96,739)	(21,245)	(29,115)		(147,099)

Loss from continuing operations before provision for income taxes	(92,544)	(32,775)	(42,170)		(167,489)
Provision for income taxes	(2,104)	(399)	16,025	(d9)	13,522

Loss from continuing operations	$(94,648)	$(33,174)	$(26,145)		$(153,967)

Basic and diluted loss per common share amounts:
Loss from continuing operations	$(1.28)				$(1.69)

Weighted average number of common shares	73,823		17,059	(d10)	90,882

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d1)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect:

	The presentation of AAT’s site leasing revenues to conform to SBA’s financial statement presentation.	$(938)
	The effect of the site leasing revenues for the sites not acquired as part of the purchase agreement.	(39)

		$(977)

(d2)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect:

	The presentation of AAT’s cost of site leasing revenues to conform to SBA’s financial statement presentation.	$(938)
	The effect of the cost of revenues for the sites not acquired as part of the purchase agreement.	(392)

		$(1,330)

(d3)	The elimination of AAT’s stock based compensation expense. In connection with the closing, all outstanding stock options of AAT become fully vested and are paid out in connection with the acquisition.	$11,698

(d4)	The elimination of impairment charges for sites not acquired as part of the purchase agreement.	$9,912

(d5)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the adjustments to AAT’s acquired assets. See notes (a2) and (a3).

	The elimination of AAT’s historical asset depreciation and amortization.	$(30,542)
	The increase in depreciation and amortization expense resulting from the fair value adjustments.	65,560

		$35,018

(d6)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect:

	The elimination of AAT’s interest expense due to the retirement of AAT’s outstanding debt. See note (b).	$15,059
	The reduction of SBA interest expense as the result of the refinancing of the 8.5% debt instruments.	13,812

	In combination with this transaction SBA retired approximately $379 million in high yield debt through the issuance of $1.1 billion in bridge financing. The bridge financing agreement is an interest only agreement. The bridge financing originally matures on September 12, 2006, but may be extended to January 27, 2007 provided that SBA is not in default and the representations and warranties contained in the bridge financing agreement are true and correct on September 12, 2006. Interest is calculated using Libor plus 2.00% through September 12, 2006 and Libor plus 2.75% through January 27, 2007. As of March 29, 2006 Libor was approximately 4.98%, which would result in an interest rate of 6.98% and 7.73% for the first five months and the remaining four months of the loan, respectively or a blended rate of 7.31%. Pro forma interest expense was calculated for a full twelve months using the average bridge financing interest rate over the nine month term as we cannot reasonably estimate what the additional three months of interest would be since SBA has not finalized its refinancing structure. As the interest rate for the bridge loan is variable, a 1/8% change in the Libor average would increase/decrease after tax net income and net loss per common share by $853,000 and $.01 respectively. We currently expect to refinance this agreement at or before the expiration of the nine month term.	(80,447)

		$(51,576)

(d7)	The elimination of SBA’s non cash interest expense due to the refinancing of the 9.75% debt instruments. See note (b4).	$20,571

(d8)	The elimination of AAT’s deferred financing fees amortization expense due to the retirement of AAT’s outstanding debt. See note (b1).	$1,015

	The elimination of SBA’s deferred financing fees amortization expense due to the retirement of High Yield debt. See note (d11).	875

		$1,890

(d9)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect aggregate pro forma income tax effect of notes (d1) through (d8).	$16,025

(d10)	Pro forma combined basic net loss per common share is based on the combined weighted average shares outstanding after the issuance of SBA Class A common stock resulting from the purchase of AAT shares and presented and calculated using the combined loss from continuing operations. Net loss per share calculations do not include potential common shares issued pursuant to options of approximately 4.6 million for the year ended December 31, 2005 as their effect is anti-dilutive.

(d11)	The Company anticipates a loss on retirement of SBA high yield debt instruments to be approximately $62.0 million dollars. This loss is comprised of $7.1 million in net deferred financing, a $54.3 million tender premium, and $.6 million in estimated fees, further summarized as follows:

	Book value of retired 8.5% Notes at December 31, 2005	$162,500
	Book value of retired 9.75% Discount Notes at December 31, 2005	216,892
	Retirement of 8.5% Notes, including $1,151 of accrued interest on an April 28, 2006 settlement date	(182,225)
	Retirement of 9.75% Discount Notes on an April 28, 2006 settlement date	(251,441)

	Loss of retirement of debt, before write-off of deferred fees and expenses	(54,274)
	Write-off of unamortized fees at December 31, 2005	(7,119)
	Estimate of fees and expenses associated with retirement of debt	(600)

	Loss of retirement of high yield debt	$(61,993)